EXHIBIT 99.1

  CONSOLIDATED FINANCIAL STATEMENTS
Renovaro Cube Intl Ltd (fka: Gedi Cube Intl Ltd)
Period from January 1, 2023 to August 23, 2023, Period from August 24, 2023 to
December 31, 2023 & For the years ended December 31, 2023 and 2022
With Reports of Independent Registered Public Accounting Firm

Reports of Independent Registered Public Accounting Firm	1
Financial Statements
Consolidated Balance Sheets as of December 31, 2023 (Successor) and December 31, 2022 (Predecessor)	3
Consolidated Statements of Operations for the Period from August 24, 2023 to December 31, 2023 (Successor), the Period from January 1, 2023 to August 23, 2023 (Predecessor), and Year Ended December 31, 2022 (Predecessor)	4
Consolidated Statements of Changes in Stockholders’ Equity (Deficit) for the Period from August 24, 2023 to December 31, 2023 (Successor), the Period from January 1, 2023 to August 23, 2023 (Predecessor), and the Year Ended December 31, 2022 (Predecessor)	5
Consolidated Statements of Cash Flows for the Period from August 24, 2023 to December 31, 2023 (Successor), the Period from January 1, 2023 to August 23, 2023 (Predecessor), and the Year Ended December 31, 2023 (Predecessor)	6
Notes to the Consolidated Financial Statements	7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Renovaro Cube Intl Ltd (fka: Gedi Cube Intl Ltd):

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Renovaro Cube Intl Ltd (fka: Gedi Cube Intl Ltd) (“the Company”) (“Successor”) as of December 31, 2023, the related consolidated statements of operations, stockholders’ deficit, and cash flows for the periods from August 24, 2023 to December 31, 2023 for Renovaro Cube Intl Ltd (“Successor”), and the periods from January 1, 2023 to August 23, 2023 for Grace Systems BV (“ Predecessor”(“Grace”)) (and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Successor as of December 31, 2023, and the results of its operations and its cash flows for the period from August 24, 2023 to December 31, 2023 and the results of Predecessor’s operations and cash flows for the period from January 1, 2023 through August 23, 2023, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has negative cash flows from operations and an accumulated deficit which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current-period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ Sadler, Gibb & Associates, LLC

We have served as the Company’s auditor since 2023.

Draper, UT

April 24, 2024

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Grace Systems BV:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Grace Systems BV (“Predecessor”) as of December 31, 2022, the related consolidated statements of operations, stockholders’ deficit, and cash flows for the year ended December 31, 2022 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Predecessor as of December 31, 2022, and the results of its operations and its cash flows for the year ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Predecessor’s management. Our responsibility is to express an opinion on the Predecessor’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Predecessor in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Predecessor is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Predecessor’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Sadler, Gibb & Associates, LLC

We have served as the Predecessor’s auditor since 2023.

Draper, UT

December 4, 2023

Renovaro Cube Intl Ltd (fka: Gedi Cube Intl Ltd)
Consolidated Balance Sheets (In Euros)

	Successor	Predecessor
	December 31, 2023	December 31, 2022

Assets
Current assets:
Cash	€114,520	€1,583
VAT receivable	113,486	2,189
Total current assets	228,006	3,772
Property, plant, and equipment, net	15,024	37,552
Operating lease right-of-use assets	652,432	—
Deposits	45,358	—
Total assets	€940,820	€41,324

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	397,649	77,340
Accrued expenses	360,707	284,038
Due to related parties	69,018	14,608
Current portion of operating lease liabilities	278,940	—
Notes payable	1,561,593	—
Total current liabilities	2,667,907	375,986
Operating lease liabilities, net of current portion	373,492	—
Total liabilities	€3,041,399	€375,986

Stockholders’ Deficit:
Predecessor Common shares, 0.01 par value; 120 shares authorized; 120 shares issued and outstanding as of December 31, 2022

Successor Common shares, ￡1.00 par value; 2,157 shares authorized; 2,157 shares issued and outstanding as of December 31, 2023	2,489	1
Additional paid-in capital	(2,489)	100
Accumulated Deficit	(2,100,579)	(334,763)
Total stockholders’ deficit	(2,100,579)	(334,662)
Total liabilities and stockholders’ deficit	€940,820	€41,324

The accompanying notes are an integral part of these consolidated financial statements.

Renovaro Cube Intl Ltd (fka: Gedi Cube Intl Ltd)
Consolidated Statements of Operations (In Euros)

	Successor	Predecessor
	Period from August 24, 2023 to December 31, 2023	Period from January 1, 2023 to August 23, 2023	Year ended December 31, 2022

Operating expenses:

Selling, general and administrative	€371,083	€23,193	€135,398
Depreciation	4,744	1,733	14,591
Management and advisory fees	673,991	250,462	391,455
In process research and development expense	464,335	—	—
Salaries and wages	563,930	30,450	82,538
Total operating expenses	2,078,083	305,838	623,982

Loss from operations	(2,078,083)	(305,838)	(623,982)

Other (expense) income
Gain from deconsolidation	—	176,266	—
Interest expense	(29,754)	—	—
Gain on foreign currency transactions	7,258	—	—
Total other (expense) income	(22,496)	176,266	—

Loss before income taxes	(2,100,579)	(129,572)	(623,982)

Provision for income taxes	—	—	—

Loss from operations	(2,100,579)	(129,572)	(623,982)

Net loss	€(2,100,579)	€(129,572)	€(623,982)

Basic and diluted loss per share	€(974)	€(1,080)	€(5,200)

Weighted Average number of shares of common stock outstanding – Basic and diluted	2,157	120	120

The accompanying notes are an integral part of these consolidated financial statements.

Renovaro Cube Intl Ltd (fka: Gedi Cube Intl Ltd)
Consolidated Statements of Changes in Stockholders' Deficit (In Euros)

Predecessor
	Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Deficit
Balance at January 1, 2022	120	€1	€100	€289,219	€289,320
Net loss	—	—	—	(623,982)	(623,982)
Balance at December 31, 2022	120	€1	€100	€(334,763)	€(334,662)
Net loss	—	—	—	(129,572)	(129,572)
Balance at August 23, 2023	120	€1	€100	€(464,335)	€(464,234)

Successor
	Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity
Balance at August 24, 2023	1,100	€1,269	€(1,269)	€—	€—
Net Loss	—	—	—	(2,100,579)	(2,100,579)
Shares issued as part of acquisition	1,057	1,220	(1,220)	—	—
Balance at December 31, 2023	2,157	€2,489	€(2,489)	€(2,100,579)	€(2,100,579)

The accompanying notes are an integral part of these consolidated financial statements.

Renovaro Cube Intl Ltd (fka: Gedi Cube Intl Ltd)
Consolidated Statements of Cash Flows (In Euros)

	Successor	Predecessor
	Period from August 24, 2023 to December 31, 2023	Period January 1 2023 to August 23, 2023	Year ended December 31, 2022
Cash flows from operating activities:
Net loss	€(2,100,579)	€(129,572)	€(623,982)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	4,745	1,733	14,591
Amortization of ROU Asset	79,916
Foreign currency exchange transactions	(7,258)	—	—
Gain from deconsolidation	—	(176,266)	—
Acquisition of research & development expense	464,335	—	—
Changes in assets/liabilities:
Prepaid expenses	—	—	—
Deposits	(45,358)	—	—
Accounts payable	376,753	24,305	76,965
Operating lease liabilities	(79,916)	—	—
Accrued Liabilities	(33,640)	183,243	281,366
Due to related parties	10,135	99,728	14,500
VAT receivable	(109,272)	(4,721)	(2,189)
VAT payable	—	—	(7,408)
Net cash used in operating activities	(1,440,139)	(1,550)	(246,157)

Cash flows from investing activities:
Property, plant, and equipment, net	(6,846)	—	(1,057)
Net cash used in investing activities	(6,846)	—	(1,057)

Cash flows from financing activities:
Proceeds from loan payable	1,539,205	—	—
Net cash provided by financing activities	1,539,205	—	—

Effect of exchange rate changes on cash	22,300	—	—

Cash:
Net change during the period	114,520	(1,550)	(247,214)
Balance, beginning of period	—	1,583	248,797
Balance, end of period	€114,520	€33	€1,583

Supplemental disclosure of cash flow information:
Interest paid in cash	2,038	—	—
Income taxes	—	—	—

Supplemental disclosure of non-cash activity:
Non-cash amounts of lease liabilities arising from obtaining right-of-use assets	732,349	—	—

The accompanying notes are an integral part of these consolidated financial statements.

Renovaro Cube Intl Ltd (fka: Gedi Cube Intl Ltd)
Notes to the Consolidated Financial Statements

Note 1. Organization

Renovaro Cube Intl Ltd (fka: Gedi Cube Intl Ltd), formed June 14, 2023, and its subsidiaries (Grace Systems B.V. and GEDi Cube B.V.) (collectively, the ”Company”), headquartered in the United Kingdom, specialize in data science and data mining and plan to be disruptive in the industry with a broad range of cutting edge software, services, methods, and models to tackle big data challenges. The Company provides services in the field of software development and maintenance, data mining, and data science. The Company focuses on the high-end of advanced and predictive analytics which contributes to our ability to combine big data stores, execute scientific algorithms and visualize analytics to business users. The Company aims to provide and accelerate precision, personalized medicine for longevity powered by mutually reinforcing AI and biotechnology platforms for early diagnosis, better targeted treatments and drug discovery. As of the report date, the Company is in the development stage of its lifecycle and has not yet commenced operations.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) as defined by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”). The consolidated financial statements include the accounts of Renovaro Cube Intl Ltd (fka: Gedi Cube Intl Ltd), and its subsidiaries. All material inter-company balances and transactions have been eliminated.

On August 23, 2023, Grace Systems B.V. (“Grace”), (“Predecessor”) and Renovaro Cube Intl Ltd (“RENC”), (“Successor”) executed a Share Purchase Agreement (“Agreement”) for the acquisition of 100% of the share capital in Grace, involving a €1 million investment into the Company by RENC. In exchange, existing shareholders of Grace were allocated 49% ownership in RENC through a share-exchange transaction, ensuring their continued involvement in the development and commercialization of Grace’s underlying Intellectual Property (“IP”) and Trade Secrets.

The consolidated financial statements of Successor and Predecessor are not comparable due to the acquisition described above. RENC was incorporated in June 2023 with no operational history and has no prior comparative period financial statements presented. Therefore, the reporting period has been separated by a black line in the consolidated financial statements with the Predecessor representing the pre-Closing Date period (January 1, 2023 through August 23, 2023) and the Successor representing the post-Closing Date period (August 24, 2023 through December 31, 2023). The Company noted that the Predecessor includes financial information related to the Grace Systems (as defined in Note 11), while the Successor includes financial information related to the newly formed company after the asset acquisition.

Business Combinations

The Company accounts for business combinations under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805 “Business Combinations” using the acquisition method of accounting, and accordingly, the assets and liabilities of the acquired business are recorded at their fair values at the date of acquisition. All acquisition costs are expensed as incurred. Upon acquisition, the accounts and results of operations are included as of and subsequent to the acquisition date.

In analyzing the business combination for proper accounting treatment, management utilized ASC 805 & ASU 2017-01. ASU 2017-01 created a new framework that companies must use to evaluate whether an integrated set of assets and activities is a business and should be accounted for as a business acquisition. FASB defines a business as a set of activities and assets that include an input and a substantive process; however, the fair value of the set is not usually concentrated in single or multiple assets. This set of inputs and processes usually provides goods and services to customers and return to stakeholders (ASC 805-10-55-3A and ASC 805-10-55-4). The new guidance requires an initial screening test to determine if substantially all of the fair value of the assets acquired is concentrated in one asset or a group of similar assets.

Gedi Cube Intl Ltd
Notes to the Unaudited Consolidated Financial Statements

ASC 805 also provides a screen test to assess whether substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets and allows organizations to assess whether acquired activities or assets are considered a business. The screen test reduces the number of transactions that might otherwise be considered a business combination by providing a method for aggregating similar assets into one acquired asset group. This aggregation provides that substantially all of the assets in the transaction be part of this asset group to qualify under the practical screen.

As discussed in Note 3, the acquisition of Grace Systems by RENC was treated as an asset acquisition.

Going Concern

As of December 31, 2023 (Successor), the Company had cash of approximately €114,520. For the year ended December 31, 2023 (Successor), the Company used €(1,440,139) in cash from operating activities and had an accumulated deficit of €2,100,579. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern for a period of one year from the issuance of these financials. The continuation of the Company as a going concern is dependent upon the continued financial support from its stockholders and debt holders. Specifically, continuation is contingent on the Company’s ability to obtain necessary equity or debt financing to continue operations, and ultimately the Company’s ability to generate profit from sales and positive operating cash flows, which is not assured.

These accompanying audited consolidated financial statements have been prepared assuming that the Company will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty.

Use of Estimates

The preparation of the consolidated financial statements, in conformity with U.S. GAAP, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, and makes adjustments when facts and circumstances dictate. These estimates are based on information available as of the date of the financial statements; therefore, actual results could differ from those estimates. The most significant estimates and judgments include those related to the asset acquisition, valuation allowance for deferred taxes and the discount rates used in determining right of use assets and related lease liabilities.

Cash and Cash Equivalents

As of December 31, 2023 and December 31, 2022 the Company’s cash balances were €114,520 and €1,583, respectively. Cash is recorded at cost, which approximates fair value. As of December 31, 2023 and December 31, 2022, cash consisted of checking and savings deposits.

Property, Plant and Equipment

Property, plant and equipment is stated at cost, less accumulated depreciation. Maintenance and repairs are charged to expense when incurred. Additions and improvements that extend the economic useful life of the asset are capitalized and depreciated over the remaining useful lives of the assets. The cost and accumulated depreciation of assets sold or retired are removed from the respective accounts, and any resulting gain or loss is reflected in current earnings. Depreciation is recognized using the straight-line method in amounts considered to be sufficient to allocate the cost of the assets to operations over the estimated useful lives of the assets, all of which are 5 years.

Gedi Cube Intl Ltd
Notes to the Unaudited Consolidated Financial Statements

Impairment of Long Lived Assets

Long-lived assets, such as property, plant and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectations that the asset will more likely than not be sold or disposed of significantly before the end of its estimated useful life.

Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell and would no longer be depreciated. The depreciable basis of assets that are impaired and continue in use are their respective fair values.

Revenue Recognition

Revenue is recognized when promised goods or services are transferred to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services by following a five-step process: (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price, and (5) recognize revenue when or as the Company satisfies a performance obligation. There was no revenue recognized during the 12 months ending December 31, 2022 and December 31, 2023.

Value Added Tax

The company collects value added tax (“VAT”) on sales (“VAT payable”) and offsets it with deducted VAT from eligible purchases (“VAT receivable”). The standard rate is 21%, with reduced rates applicable to specific goods and services. Amounts are reported quarterly to the tax authorities in April, July, October, and January directly via an online platform or through the use of certain software. In the case of a net payable VAT, the company pays directly to the tax authorities within the month, and if the net VAT is receivable, the company receives a letter from the tax office with a refund date and details, usually within 5 weeks. Periodic VAT returns offer a comprehensive breakdown of both output and input taxes. Submitting a VAT return is mandatory for all companies registered with the Chamber of Commerce in the Netherlands (“KVK”) and the United Kingdom.

Leases

In accordance with ASC Topic 842, the Company determined the initial classification and measurement of its right-of-use assets and lease liabilities at the lease commencement date and thereafter. The lease terms include any renewal options and termination options that the Company is reasonably assured to exercise, if applicable. The present value of lease payments is determined by using the implicit interest rate in the lease, if that rate is readily determinable; otherwise, the Company develops an incremental borrowing rate based on the information available at the commencement date in determining the present value of the future payments. Rent expense for operating leases is recognized on a straight-line basis, unless the operating lease right of use assets have been impaired, over the reasonably assured lease term based on the total lease payments and is included in operating expenses in the consolidated statements of operations. For operating leases that reflect impairment, the Company will recognize the amortization of the operating lease right-of-use assets on a straight-line basis over the remaining lease term with rent expense still included in selling, general and administrative expenses in the unaudited consolidated statements of operations. The Company has elected the practical expedient to not separate lease and non-lease components. The Company’s non-lease components are primarily related to property maintenance, insurance, and taxes, which vary based on future outcomes, and thus are recognized in selling, general and administrative expenses when incurred.

Gedi Cube Intl Ltd
Notes to the Unaudited Consolidated Financial Statements

Functional Currency

The local currency, Euros, is the functional currency for all of the Company’s activity. Gains and losses from foreign currency transactions are included in net loss for the period.

Income Taxes

Income taxes provide for the tax effects of transactions reported in the consolidated financial statements and consist of primarily deferred tax assets and liabilities. Deferred tax assets and liabilities are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating losses. The future realization of deferred tax assets is subject to the existence of sufficient future taxable income. Currently, management believes that it is not more likely than not that the Company will realize the benefits of any tax loss carryforwards.

Due to the historical net loss position of the Company, and the lack of sufficient taxable income to realize the deferred tax asset, the Company recorded a full valuation allowance €458,748 and €128,760 as of December 31, 2023 and December 31, 2022.

Segment Information

The Company has one operating segment with one planned business activity as described in Note 1 The Company’s chief operating decision maker is its Managing Director, who manages operations and reviews financial information on a consolidated basis for the purpose of assessing performance and allocating resources.

Net Loss Per Share Calculation

Basic earnings (loss) per common share (“EPS”) is computed by dividing net income (loss) available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average shares outstanding, assuming all dilutive potential common shares were issued. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. No potentially dilutive debt or equity instruments were issued or outstanding during the period from August 24, 2023 to December 31, 2023 (Successor), for the 12 months ended December 31, 2022, and the period from January 1, 2023 to August 23, 2023.

Recent Accounting Pronouncements

Accounting Pronouncements Recently Adopted

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”), which supersedes the current accounting for leases and while retaining two distinct types of leases, finance and operating, (i) requires lessees to record a right of use asset and a related liability for the rights and obligations associated with a lease, regardless of lease classification, and recognize lease expense in a manner similar to current accounting, (ii) eliminates most real estate specific lease provisions, and (iii) aligns many of the underlying lessor model principles with those in the new revenue standard. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases. The new standard is effective for fiscal years beginning after December 15, 2021, with early adoption permitted, based on the FASB effective date deferral per ASU 2020-05. A modified retrospective transition approach is required, applying the new standard to all leases existing at the date of initial application. An entity may choose to use either (1) its effective date or (2) the beginning of the earliest comparative period presented in the financial statements as its date of initial application. If an entity chooses the second option, the transition requirements for existing leases also apply to leases entered into between the date of initial application and the effective date. The company utilized the effective date and adopted the provisions of this standard on January 1, 2021.

Other recent accounting pronouncements issued by the FASB do not or are not believed by management to have a material impact on the Company’s present or future financial statements.

Renovaro Cube Intl Ltd (fka: Gedi Cube Intl Ltd)
Consolidated Statements of Cash Flows (In Euros)

Note 3. Share Purchase Agreement- Asset Acquisition

On August 24, 2023, Grace Systems B.V. (“Seller”) and Renovaro Cube Int Ltd (“Buyer”) executed a Share Purchase Agreement (the “Agreement”). Existing shareholders of Grace Systems exchanged their shares for a 49% interest of the Buyer. Additionally, Renovaro Cube Int Ltd made an investment in the Company totaling €1,000,000.

The Buyers acquisition of Grace Systems B.V encompasses the transfer of a vital research and development project focused on an AI platform designed for early cancer detection. This project, known as In-Process Research and Development (“IPR&D”), includes not only the current research but also historical expertise, protocols, designs, and procedures required to facilitate Gedi’s subsequent testing phase, ultimately bringing the project to a revenue-generating stage.

In evaluating the nature of this transaction and the relevant accounting guidance, management evaluated the guidance in paragraphs ASC 805-10-55-5A through 55-5C. As such, management concluded that that the IPR&D AI project qualifies as an identifiable intangible asset within the context of a business combination and represents over 90% of the fair value of the assets acquired, therefore accounting for the acquisition as an asset acquisition. The Company allocated substantially all of the value to the IPR&D asset of date of acquisition noting that the amount was expensed as incurred as it was determined that there is no alternative future use which represents the amount of the assumed net liabilities of the Company of €464,335.

Note 4. Property, Plant, and Equipment, net

Property, plant, and equipment consisted of the following:

	Successor	Predecessor
	December 31, 2023	December 31, 2022
Computer equipment and software	€4,809	€5,866
Computer hardware	14,959	50,665
Machines and installations	—	21,196
	19,768	77,727
Less: Accumulated depreciation	(4,744)	(40,175)
Property, plant, and equipment, net	€15,024	€37,552

The Company uses the straight line method to calculate depreciation expense. Depreciation expense totaled €4,744 and €14,591 for the period from August 24, 2023 to December 31, 2023 (Successor) and for the year ended December 31, 2022 (Predecessor), respectively. On April 24, 2023, Grace Datascience B.V., a subsidiary of Gedi Cube Intl Ltd, entered into bankruptcy proceedings and was deconsolidated from the group financials. The balance of Property, Plant, and Equipment, net on the Grace Datascience B.V. balance sheet immediately prior to the bankruptcy was €22,894. Refer to Note 11 for additional information related to the bankruptcy.

Note 5. Accrued Expenses

Accrued expenses consisted of the following:

	Successor	Predecessor
	December 31, 2023	December 31, 2022
Accrued payroll	€117,837	€32,038
Accrued management fees	126,000	252,000
Other accrued expenses	116,870	—
Total accrued expenses	€360,707	€284,038

Renovaro Cube Intl Ltd (fka: Gedi Cube Intl Ltd)
Consolidated Statements of Cash Flows (In Euros)

The other accrued expenses seen in the table above relate to accruals for normal operating expenses. On April 24, 2023, Grace Datascience B.V., a subsidiary of Renovaro Cube Intl Ltd, entered into bankruptcy proceedings and was deconsolidated from the group financials. The balance of Accrued Expense on the Grace Datascience B.V. balance sheet immediately prior to the bankruptcy was €65,656 and the total amount was related to accrued payroll. Refer to Note 11 for additional information related to the bankruptcy.

Note 6. Commitments and Contingencies

Operating Lease

The Company leases an office facility in Amsterdam, Netherlands, under a 30 month operating lease agreement commencing on September 1, 2023 with a maturity date of February 28, 2026. In determining lease asset values, the Company considers fixed and variable payment terms, prepayments, incentives, and options to extend, terminate or purchase.

The Company leases an apartment in Amsterdam, Netherlands, under a 23.4 month operating lease agreement commencing on September 19, 2023 with a maturity date of August 31, 2025. In determining lease asset values, the Company considers fixed and variable payment terms, prepayments, incentives, and options to extend, terminate or purchase.

The Company leases a motor vehicle in the Netherlands, under a 48 month operating lease agreement commencing on November 13, 2023 with a maturity date of November 12, 2027. In determining lease asset values, the Company considers fixed and variable payment terms, prepayments, incentives, and options to extend, terminate or purchase.

Right-of-use asset and lease liability for operating leases were recorded in the combined and consolidated balance sheets as follows:

	Successor	Predecessor
	Period from August 24, 2023 to December 31, 2023	December 31, 2022
Operating leases:
Operating lease right-of-use asset, net	€652,432	€—

Lease liability, current	278,940	—
Lease liability, long term	373,492	—
Total operating lease liability	€652,432	€—

The weighted average remaining lease term for the operating lease is 2.4 years and the incremental borrowing rate is 6.78% as of December 31, 2023.

As of December 31, 2023, future minimum lease payments required under operating leases are as follows:

	Successor	Predecessor
	Period from August 24, 2023 to December 31, 2023	December 31, 2022
2024	€309,477	€—
2025	300,588	—
2026	68,391	—
2027	24,333	—
Total minimum lease payments	702,789	—
Less: effects of discounting	(50,357)	—
Present value of future minimum lease payments	€652,432	€—

Renovaro Cube Intl Ltd (fka: Gedi Cube Intl Ltd)
Consolidated Statements of Cash Flows (In Euros)

Commitments

On August 1, 2023, the Company entered into an agreement with an independent contractor to provide consulting services to the Company in relation to the contemplated transaction with Renovaro Inc (as defined in Note 14). The consideration for entering into this contract was that the Company would provide the consultant 1,000,000 restricted common shares in Renovaro Inc. upon the completion of the contemplated transaction. As at December 31, 2023 this transaction had not yet been consummated.

On February 9, 2024 the Company allotted 31 ordinary shares of their common stock at nominal value to the independent contractor to satisfy the conversion requirement of these shares into the common stock of Renovaro Inc.

Note 7. Stockholder’ Equity (Deficit)

Common Stock – Predecessor

The Predecessor was formed as a partnership and incorporated on June 3, 2013. Upon the Predecessor’s formation, the Company issued capital in the amount of 120 regular common stock shares with a par value of €0.01. Each common share affords the holder general voting rights as defined in the Shareholders Agreement and summarized below.

Common Stock – Successor

On August 24, 2023, Grace Systems B.V. and Renovaro Cube Int Ltd executed a Share Purchase Agreement. Existing shareholders of Grace Systems exchanged their shares for a 49% interest of Renovaro Cube Int Ltd where the remaining controlling interest was purchased by Renovaro Cube in exchange for consideration.

Common stock of the Successor and Predecessor are outlined below:

	Successor	Predecessor
	December 31, 2023	December 31, 2022
Common Stock shares outstanding as of August 24, 2023 and January 1, 2022, respectively	1,100	120
Shares issued as part of acquisition	1,057	—
Common Stock shares outstanding as of December 31, 2023 and December 31, 2022, respectively	2,157	120

Note 8. Income Taxes

The Company’s net deferred tax assets are as follows:

	December 31,
	2023	2022
Deferred tax assets:
Net operating loss carryforwards	€458,748	€128,760
Total deferred tax assets	458,748	128,760
Valuation allowance	(458,748)	(128,760)
Deferred tax assets, net of valuation allowance	€—	€—

Renovaro Cube Intl Ltd (fka: Gedi Cube Intl Ltd)
Consolidated Statements of Cash Flows (In Euros)

The income tax provisions for the year ended December 31, 2023 and 2022 consists of the following:

	December 31,
	2023	2022
Foreign	€—	€—
Current	—	—
Deferred	(341,466)	(127,553)
Change in valuation allowance	341,466	127,553
Income tax provision	€—	€—

As of December 31, 2023, and December 31, 2022, the Company had available a net operating loss carry forward of approximately €458,748 and €128,760, respectively, that may be carried forward indefinitely for years beginning after January 2022.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax assets, projected future taxable income and tax planning strategies in making this assessment. After consideration of all the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. As of December 31, 2023 and 2022, the valuation allowance was €458,748 and €128,760, respectively.

A reconciliation of the tatutoryy income tax rate to the Company’s effective tax rate at ‘ecember 31, 2023 and 2022 is as follows:

	December 31,
	2023	2022
Statutory income tax rate	23.5%	25.8%
Non-deductible costs	-0.57%	-3.94%
Previous tax year adjustment	-5.86%	-0.20%
Small-scale investment deduction	0.00%	0.00%
Change in valuation allowance	-17.07%	-21.66%
Income tax provision	0.00%	0.00%

The Company’s effective tax rates for the periods presented differ from the expected (statutory) rates primarily due to changes in non-deductible costs and the recording of full valuation allowances on deferred tax assets. The Company files income tax returns in England & Wales and the Netherlands, which remains open and subject to examination.

Note 9. Risks and Uncertainties

The Company prepares consolidated financial statements in conformity with U.S. GAAP. It is possible that future requirements could change the current application of U.S. GAAP, resulting in a material adverse impact on the Company’s balance sheets or results of operations. In addition, the future effective tax rates could be unfavorably affected by changes in tax laws or the interpretation of tax laws or by changes in the valuation of our deferred tax assets and liabilities. The Company regularly assess the implementation of applicable accounting principles and the adequacy of provision for income taxes. The final determination of any tax authority, upon examination of the Company’s tax returns, could have an adverse effect on the Company’s operating results and balance sheets.

Gedi Cube Intl Ltd
Notes to the Unaudited Consolidated Financial Statements

The Company is in the development stage and faces all of the risks and uncertainties associated with a new and unproven business. The Company’s future is based on an unproven business plan with no historical facts to support projections and assumptions. The Company’s operations are subject to all of the risks inherent in the establishment of a new business enterprise. The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the formation of a pre-revenue business. The Company’s lack of a significant and relevant operating history makes it difficult to manage operations and predict future operating results.

Note 10. Related Parties

Due to related party balances consisted of the following:

	Successor	Predecessor
	December 31, 2023	December 31, 2022
Imbott Group B.V.	€—	€500
Grace Bio Omics B.V.	(182)	13,608
SEPA Beheer B.V.	24,200	500
C.K. van Kalken Beheer B.V.	45,000	—
	€69,018	€14,608

Related parties include Imbott Group B.V., SEPA Beheer B.V. and C.K. van Kalken Beheer B.V., all of which are stockholders of the Successor, Renovaro Cube Intl Ltd and former stockholders of the Predecessor, Grace Bio Omics B.V., is an affiliated entity by way of mutual owners. The nature of the transactions making up this balance relates to short term loans. The loan related party balances were non-interest bearing.

The apartment lease (as defined in Note 6) was entered into for the use of the CEO of the Company.

Note 11. Deconsolidation

Grace Datascience B.V. Bankruptcy

In April 2023, the Grace Systems B.V. entered into a bankruptcy agreement with the Dutch courts for its wholly owned subsidiary, Grace Datascience B.V. As of the bankruptcy date, Grace Systems is no longer authorized to manage and dispose of Grace Data’s assets where these rights have been transferred to the curator appointed by the Dutch courts to oversee the liquidation of these assets and satisfaction of outstanding liabilities. Based on the guidance prescribed in ASC 810 – Consolidation, Grace Systems elected to deconsolidate Grace Data as of the effective date of bankruptcy which is determined to be April 24, 2023. Grace Systems operations from January 1, 2023 to April 23, 2023 include the operations of Grace Datascience B.V..

The following tables reflect the Company’s balance sheet immediately prior to submission of the subsidiary into bankruptcy in addition to the activity of the subsidiary for the period controlled by Grace Systems.

Grace Datascience B.V.
Balance Sheet
April 23, 2023

Cash	€38
Property, plant and equipment, net	22,894
Tax Assets	2,695
Total Assets	25,627

Accounts payable	80,746
Intercompany	55,491
Accrued payroll	65,656
Total Liabilities	201,893

Common Stock	100
Current Year Accumulated Deficit	(41,526)
Accumulated Deficit	(134,840)
Total Stockholders Deficit	(176,266)
Total Liabilities and Stockholders Deficit	€25,627

Renovaro Cube Intl Ltd (fka: Gedi Cube Intl Ltd)
Notes to the Consolidated Financial Statements

Grace Datascience B.V.
Statement of Operations

Period January 1 2023 to April 23, 2023

Revenue	€—
Cost of Revenue	—
Gross Profit	—

Advisory Fees	6,021
Salaries and wages	30,450
Selling, general and administrative	3,197
Depreciation Expense	1,858
Total Operating Expense	41,526

Net Loss	€(41,526)

Note 12. Notes Payable

During August 2023, the Company entered into two Promissory Notes (“Notes”). The first note was for $550,000 which translates to €515,601, the second note was for $500,000 which translates to €476,085. The Company received a total of $1,050,000 from Renovaro Biosciences Inc. (“Renovaro”) to further develop the Company’s IP and technology. Pursuant to the Notes, the Company promised to pay Renovaro the outstanding principal and related accrued interest at a rate of 6% per annum on the maturity date of February 11 and February 18 of 2024, respectively. On February 12, 2024, Renovaro entered into amendments outstanding at December 31, 2023 to extend the maturity dates to August 11, 2024 and August 18, 2024 respectively. For the period from August 24, 2023 to December 31, 2023, the Company accrued interest of €21,071 and is included in interest expense within other expense (income) on the Statements of Operations. The total amount of the Notes and the interest owed to Renovaro as at December 31, 2023 is €972,266.

On November 22, 2023, the Company entered into a loan agreement (the “DMZ Facility”) with DMZ Invest I APS (“DMZ”) pursuant to which DMZ agreed to loan the Company up to £500,000 which translates to €582,777 as at December 31, 2023. This was used to fund the Company’s operations through the Closing with Renovaro. The DMZ Facility has a repayment date occurring the first business day after the first anniversary of the draw down of the loan. The first draw down of the loan occurred on November 27, 2023, resulting in a repayment date of November 28, 2024. The Company will pay interest on the loan at the rate of 10% per annum. Interest is accrued quarterly in arrears on the last business day of March, June, September and December and is payable on the repayment date. For the period from August 24, 2023 to December 31, 2023, the Company accrued interest of €4,327 and is included in interest expense within other expense (income) on the Statements of Operations. The total amount of the Notes and the interest owed to DMZ as at December 31, 2023 is €589,327.

Note 13. Subsidies

The Dutch government has previously implemented the Emergency Bridging Measure for Job Opportunities (NOW) wage subsidy as emergency funding for all companies as a result of the COVID-19 outbreak where qualifying expenses are reimbursed by the authorities. During the twelve months ended December 31, 2022, the Company received and was rewarded €45,333 which was recorded as a reduction to salaries and wages in the Statement of Operations.

Renovaro Cube Intl Ltd (fka: Gedi Cube Intl Ltd)
Notes to the Consolidated Financial Statements

Note 14. Subsequent Events

On January 24, 2024, the Company entered into a Promissory Note in the amount of $143,000 with Renovaro Inc. to use towards operational expenses. Pursuant to the Notes, the Company promised to pay Renovaro Inc. the outstanding principal and related accrued interest at a rate of 12% per annum on the maturity date of July 24, 2024.

On February 13, 2024, the Company consummated the previously announced acquisition by Renovaro Inc. and the other transactions contemplated by the Stock Purchase Agreement (collectively, the “Transaction”). As a result of the Transaction, the Company became a wholly owned subsidiary of Renovaro Inc.

In connection with the closing of the Transaction, on February 13, 2024, the Company filed with the Company’s House of the United Kingdom a Form of Amendment to change its corporate name from “Gedi Cube Intl Ltd” to “Renovaro Cube Intl Ltd”, effective immediately.

On March 14, 2024 Grace Systems as a defendant was served with a judgement by default by the District Court of North-Holland by Stumple Interrnational B.V. and De Projectinrichter B.V. as joint claimants. The claim is in regards to two separate claims to which Grace Systems has never been an involved or contractual party.

The Company filed a write of appeal to dismiss the judgement in March 2024. The Company denies the allegations and intends to vigorously defend against the allegations which they have not yet had the chance to defend in Court. Grace Systems will bring the appeal before the High Court of Amsterdam, the Netherlands on April 30, 2024.